UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                              December 28, 2005

                              PLIANT CORPORATION
       -----------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)

            Utah                       333-40067               87-0496065
      ----------------         -------------------------  ---------------------
      (State or Other          (Commission File Number)      (IRS Employer
Jurisdiction of Incorporation)                           Identification Number)

                        1475 Woodfield Road, Suite 700
                             Schaumburg, IL 60173
              (Address of Principal Executive Offices) (Zip Code)

                                (847) 969-3300
             (Registrant's telephone number, including area code)

                                     N.A.
         (Former Name or Former Address if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         |_| Written communications pursuant to Rule 425 under the Securities Act

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

         |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01.  Entry Into a Material Definitive Agreement.

On December 28, 2005, we entered into Support Agreements (the "Support Agreements") with the holders of more than 66 2/3% of our 13% Senior Subordinated Notes, the holders of a majority of the outstanding shares of our mandatorily redeemable preferred stock and the holders of a majority of the outstanding shares of our common stock, pursuant to which such holders agreed, subject to the terms and conditions contained in the Support Agreements, to support the proposed financial restructuring (the "Restructuring") described in the term sheet attached as an exhibit to the Support Agreements (the "Term Sheet"). Under the terms of the Restructuring, (i) $320 million of our 13% Senior Subordinated Notes would be exchanged for a combination of 30% of our common stock, at least $260 million of a new Series AA Redeemable Preferred Stock, which will not be subject to mandatory redemption, and up to $35 million of new debt and (ii) $278 million of our mandatorily redeemable preferred stock would be exchanged for a combination of up to $75.5 million of a new Series AA Redeemable Preferred Stock and a percentage of our common stock to be determined. Completion of the Restructuring is subject to a number of conditions, including completion of definitive documentation. The foregoing description of the Support Agreements and the Term Sheet is qualified in its entirety by reference to the form of Support Agreement and Term Sheet, copies of which are attached hereto as Exhibit 10.1 and are incorporated herein by reference.

The common and preferred stockholders that signed the Support Agreements are
(i) Southwest Industrial Films, LLC, which owns approximately 55% of our outstanding common stock and currently has the right under a stockholders' agreement to appoint a majority of our directors, and (ii) Flexible Films, LLC and Flexible Films II, LLC, which collectively own approximately 59% of our outstanding preferred stock. Southwest Industrial Films, LLC, Southwest Industrial Films II, LLC, Flexible Films, LLC, and Flexible Films II, LLC are subsidiaries of J.P. Morgan Partners (BHCA), L.P. Timothy J. Walsh and Jeffrey Walker, who serve on our board of directors, are partners of J.P. Morgan Partners, LLC and Stephen McKenna, who also serves on our board of directors, is a principal of J.P. Morgan Partners, LLC. J.P. Morgan Partners, LLC serves as investment advisor to J.P. Morgan Partners (BHCA), L.P. and JPMP Capital Corp. JPMP Capital Corp. is a subsidiary of JPMorgan Chase & Co. and is the general partner of JPMP Master Fund Manager, L.P., which is the general partner of J.P. Morgan Partners (BHCA) L.P. Messrs. Walsh and Walker are executive officers of JPMP Capital Corp. and limited partners of JPMP Master Fund Manager, L.P.

ITEM 5.01.  Changes in Control of the Registrant.

         (b) If the new Series AA Redeemable Preferred Stock referred to in
Item 1.01 and the Term Sheet is not redeemed within five years after issuance, holders of a majority of the shares of Series AA Redeemable Preferred Stock (other than shares held by current holders of our preferred and common stock) will have the right, subject to certain conditions, to convert all of the outstanding Series AA Redeemable Preferred Stock into 99.9% of our fully diluted common equity.

ITEM 9.01.  Financial Statements and Exhibits.

(c) The following items are included as Exhibits to this report:




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


10.1 Form of Support Agreement among the Company, Flexible Films, LLC, Flexible Films II, LLC, Southwest Industrial Films, LLC, Southwest Industrial Films II, LLC and certain holders of the Company's 13% Senior Subordinated Notes.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PLIANT CORPORATION



Date:  December 28, 2005                  By: /s/ Joseph Kwederis
                                             ----------------------------
                                             Joseph Kwederis
                                             Senior Vice President and Chief
                                             Financial Officer


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